EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 2-86070 on Form S-8 dated August 23,1983; Registration Statement No. 33-30364 on Form S-8 dated August 7, 1989; Registration Statement No. 33-58750 on Form S-8 dated February 24, 1993; Registration Statement No. 33-58752 on Form S-8 dated February 24, 1993; Registration Statement No. 33-52487 on Form S-8 dated March 2, 1994 and Post-Effective Amendment No. 1 to Registration Statement No. 33-52487 on Form S-8 dated March 3, 1994; Registration Statement No. 333-12743 on Form S-4 dated September 26, 1996; Registration Statement No. 333-52575 on Form S-8 dated May 13, 1998; and Registration Statement No. 333-57273 on Form S-8 dated June 19, 1998, all pertaining to Andrew Corporation, of our report dated October 23, 1998, with respect to the consolidated financial statements of Andrew Corporation incorporated by reference in the Annual Report (Form 10-K)for the year ended September 30, 1998.


/s/ Ernst & Young LLP

Chicago, Illinois
December 21, 1998